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                                  Exhibit 99.1
                                  SCHEDULE 13D
                             JOINT FILING AGREEMENT


AGREEMENT dated as of November 20, 1996 between Crawford Partners, L.P. ("Crawford Partners"), a Georgia limited partnership, Crawford Management Company, LLC ("Crawford Management"), a Georgia limited liability company, SunTrust Bank, Atlanta, as Trustee under Item II of the Last Will and Testament of James H. Crawford ("Marital Trust") and Jesse C. Crawford.

WHEREAS, pursuant to paragraph (f) of Rule 13d-1 promulgated under Subsection 13d(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

NOW, THEREFORE, the undersigned hereby agree as follows:

     1. The Schedule 13D with respect to Crawford & Company, attached hereto as Exhibit A, is filed on behalf of Crawford Partners, Crawford Management, Marital Trust and Jesse C. Crawford.

     2. Each of Crawford Partners, Crawford Management, Marital Trust and Jesse C. Crawford is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing.


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IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

                         Crawford Partners, L.P.

                         By:  /s/
                                 -----------------------
                                  Jesse Carroll Crawford


                         Crawford Management Company, LLC

                         By:  SunTrust Bank, Atlanta, as Trustee under
                              Item II of the Last Will and Testament of
                              James H. Crawford


                         By:  /s/
                                 --------------------------------
                                  Dameron Black, III, First Vice President


                         /s/
                            ------------------------
                             Jesse C. Crawford

                         SunTrust Bank, Atlanta, as Trustee
                         under Item II of the Last Will and
                         Testament of James H. Crawford

                         By:  /s/
                                 --------------------------------
                                  Dameron Black, III, First Vice President